Exhibit 99.1

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	November 5, 2021		716-687-4225

MOOG INC. REPORTS FISCAL YEAR END 2021 RESULTS
AND INITIAL GUIDANCE FOR FISCAL YEAR 2022

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter and fiscal year ended October 2, 2021.

Fourth Quarter Highlights

•Sales of $724 million, up 2% from a year ago;
•GAAP diluted earnings per share of $1.07, up 32%, including $0.18 of one-time adjustments;
•Operating margins of 8.7%;
•Effective tax rate of 19.0%; and
•$63 million cash flow from operating activities.

Full-Year 2021 Highlights

•Sales of $2.9 billion, down 1% from a year ago;
•GAAP diluted earnings per share of $4.87, including $0.18 of one-time adjustments, up 1% from adjusted results a year ago;
•Operating margins of 9.5%;
•Effective tax rate of 22.8%; and
•$293 million cash flow from operating activities.

Fiscal 2022 Guidance

•Sales of $3.0 billion, a 6% increase;
•Forecast diluted earnings per share of $5.50, plus or minus $0.20;
•Forecast full year operating margins of 10.3%;
•Forecast tax rate of 25.5%; and
•Forecast $338 million cash flow from operating activities.

Segment Results

Aircraft Controls segment sales in the quarter were $298 million, 8% higher year over year. Total commercial aircraft revenues were $99 million, up 23%. Sales from the Genesys acquisition and strong sales to Airbus for the A350 compensated for lower 787 sales to Boeing. Commercial aftermarket sales increased 25% on strong 787 activity.

Military aircraft revenues in the quarter were up 2% to $199 million. OEM revenues were 12% higher, to $144 million. Increased funded development and acquired sales from the Genesys acquisition offset lower F-35 Joint Strike Fighter sales. Military aftermarket sales of $55 million were off 16% when compared to a very strong quarter last year.

Full-year Aircraft Controls segment sales were $1.16 billion, down 4%. Total military aircraft sales increased 8%, to $782 million. Military OEM sales, led by F-35 program sales and foreign military sales, were $574 million, an increase of 22%. Military aftermarket sales were off 17%, with the decrease tied to lower F-35 spares and V-22 repair volume. Sales to commercial customers were down 22%, with aftermarket down 7% year over year, all related to COVID challenges.

Exhibit 99.1
Space and Defense segment sales in the quarter were $200 million, down 3% year over year. Space sales of $81 million were 3% lower on weakness in sales for launch vehicles, hypersonics, and satellite engines. Defense sales were down 4%, at $119 million, mainly tied to weaker sales of security products and missile controls.

Space and Defense sales for the year increased 4%, to $799 million. Space sales were $333 million, up 13%, driven by increases across space vehicles and avionics. Defense sales of $466 million were off 2% on lower sales of security products and missile controls.

Industrial Systems segment sales in the quarter were $226 million, in line with last year’s fourth quarter, excluding foreign exchange adjustments. Industrial automation sales were up 11% on strength across the portfolio tied to increases in global capital spending. Energy sales increased 10% year over year as off-shore production activity picked-up in the quarter. Sales into simulation and test applications were mostly flat. Medical product sales decreased 17% on slowing demand for OEM components used for sleep therapy and imaging.

Full-year Industrial Systems segment sales were $892 million, down 2%. Industrial automation sales of $427 million were 5% higher. Energy sales were down 6%, at $120 million. Simulation and test sales were 13% lower as the flight simulator market has not rebounded from the effects of the pandemic. Sales of medical pumps and associated products, at $255 million, were 7% lower after the surge experienced last year.

Consolidated 12-month backlog was $2.1 billion, up 24% from a year ago.

“As we entered fiscal ’21, we projected that COVID would be with us throughout the year and anticipated top and bottom results similar to the second half of fiscal ’20,” said John Scannell, Chairman and CEO. “Looking back on the year, our business performed much better than this. As we now enter fiscal ’22, we’re optimistic about the future, while remaining realistic about the challenges. We anticipate sales of just over $3 billion and earnings per share of $5.50, plus or minus $0.20, representing an increase of 6% on the top line and 13% on the bottom line.”

In conjunction with today’s release, Moog will host a conference call on Friday November 5, 2021 beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Jennifer Walter, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page approximately 90 minutes prior to the conference call.

About Moog
Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement
Information included or incorporated by reference in this press release that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the factors set forth below.

Although it is not possible to create a comprehensive list of all factors that may cause actual results to differ from the results expressed or implied by our forward-looking statements or that may affect our future results, some of these factors and other risks and uncertainties that arise from time to time are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in our other periodic filings with the SEC and include the following:

COVID-19 PANDEMIC RISKS
•We face various risks related to health pandemics such as the global COVID-19 pandemic, which have had material adverse consequences on our operations, financial position, cash flows, and those of our customers and suppliers.

Exhibit 99.1
STRATEGIC RISKS
•We operate in highly competitive markets with competitors who may have greater resources than we possess;
•Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;
•If we are unable to adequately enforce and protect our intellectual property or defend against assertions of infringement, our business and our ability to compete could be harmed; and
•Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or as we conduct divestitures.

MARKET CONDITION RISKS
•The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;
•We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;
•The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results; and
•We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects.

OPERATIONAL RISKS
•Our business operations may be adversely affected by information systems interruptions, intrusions, or new software implementations;
•We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;
•If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted; and
•The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages.

FINANCIAL RISKS
•We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;
•We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;
•Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;
•The phase out of LIBOR may negatively impact our debt agreements and financial position, results of operations and liquidity;
•Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;
•A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth; and
•Unforeseen exposure to additional income tax liabilities may affect our operating results.

LEGAL AND COMPLIANCE RISKS
•Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting standards, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;
•Our operations in foreign countries expose us to currency, political and trade risks and adverse changes in local legal and regulatory environments could impact our results of operations;
•Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;
•We are involved in various legal proceedings, the outcome of which may be unfavorable to us; and
•Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

GENERAL RISKS
•Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business; and
•Our performance could suffer if we cannot maintain our culture as well as attract, retain and engage our employees.

While we believe we have identified and discussed above the material risks affecting our business, there may be additional factors, risks and uncertainties not currently known to us or that we currently consider immaterial that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to update any forward-looking statement made in this report, except as required by law.

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) (UNAUDITED)
(dollars in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net sales	$724,285	$706,895	$2,851,993	$2,884,554
Cost of sales	528,716	530,581	2,076,270	2,118,150
Inventory write-down	—	3,913	—	22,708
Gross profit	195,569	172,401	775,723	743,696
Research and development	33,972	28,562	125,528	110,865
Selling, general and administrative	106,697	95,430	412,028	397,947
Interest	8,604	8,974	33,892	38,897
Long-lived asset impairment	1,500	5,968	1,500	37,839
Restructuring	—	5,394	—	10,700
Pension settlement	—	121,324	—	121,324
Other	2,116	6,413	(999)	20,707
Earnings (loss) before income taxes	42,680	(99,664)	203,774	5,417
Income taxes (benefit)	8,112	(21,687)	46,554	(3,788)
Net earnings (loss)	$34,568	$(77,977)	$157,220	$9,205

Net earnings (loss) per share
Basic	$1.08	$(2.40)	$4.90	$0.28
Diluted	$1.07	$(2.40)	$4.87	$0.28

Average common shares outstanding
Basic	32,104,127	32,539,248	32,112,589	33,257,684
Diluted	32,274,296	32,539,248	32,297,956	33,437,801

Exhibit 99.1
Results shown in the previous table include charges associated with the COVID-19 pandemic, as well as a charge associated with the purchase of a single premium non-participating group annuity contract from Metropolitan Tower Life Insurance Company and the related transfer of future benefit obligations and annuity administration for certain retirees and beneficiaries under the Moog Inc. Employees' Retirement Plan. COVID-19 impacts include inventory write-down, long-lived asset impairment and restructuring charges. The table below adjusts the income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share to exclude these impacts.

Reconciliation to non-GAAP adjusted income taxes (benefit), net earnings (loss) and diluted net earnings (loss) per share are as follows:

	Three Months Ended		Fiscal Year Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
As Reported:
Earnings (loss) before income taxes	$42,680	$(99,664)	$203,774	$5,417
Income taxes (benefit)	8,112	(21,687)	46,554	(3,788)
Effective income tax rate	19.0%	21.8%	22.8%	(69.9)%
Net earnings (loss)	34,568	(77,977)	157,220	9,205
Diluted net earnings (loss) per share	$1.07	$(2.40)	$4.87	$0.28

COVID-19 Pandemic Charges:
Earnings before income taxes	$—	$15,275	$—	$71,247
Income taxes	—	3,494	—	16,506
Net earnings	—	11,781	—	54,741
Diluted net earnings per share	$—	$0.36	$—	$1.68

Pension Settlement:
Earnings before income taxes	$—	$121,324	$—	$121,324
Income taxes	—	28,632	—	28,632
Net earnings	—	92,692	—	92,692
Diluted net earnings per share	$—	$2.85	$—	$2.85

As Adjusted:
Earnings before income taxes	$42,680	$36,935	$203,774	$197,988
Income taxes	8,112	10,439	46,554	41,350
Effective income tax rate	19.0%	28.3%	22.8%	20.9%
Net earnings	34,568	26,496	157,220	156,638
Diluted net earnings per share	$1.07	$0.81	$4.87	$4.81
The diluted net earnings per share associated with the charges have been calculated using the quarterly average outstanding shares in the period in which the charges were incurred.

Exhibit 99.1

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Fiscal Year Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Net sales:
Aircraft Controls	$297,972	$275,001	$1,161,238	$1,205,750
Space and Defense Controls	200,018	206,958	799,235	770,114
Industrial Systems	226,295	224,936	891,520	908,690
Net sales	$724,285	$706,895	$2,851,993	$2,884,554
Operating profit:
Aircraft Controls	$26,193	$3,430	$96,678	$34,670
	8.8%	1.2%	8.3%	2.9%
Space and Defense Controls	17,296	29,443	88,333	101,667
	8.6%	14.2%	11.1%	13.2%
Industrial Systems	19,233	10,548	85,948	80,025
	8.5%	4.7%	9.6%	8.8%
Total operating profit	62,722	43,421	270,959	216,362
	8.7%	6.1%	9.5%	7.5%
Deductions from operating profit:
Interest expense	8,604	8,974	33,892	38,897
Equity-based compensation expense	1,041	1,000	7,461	5,661
Pension settlement	—	121,324	—	121,324
Non-service pension expense (income)	859	3,791	(2,194)	15,231
Corporate and other expenses, net	9,538	7,996	28,026	29,832
Earnings (loss) before income taxes	$42,680	$(99,664)	$203,774	$5,417

Exhibit 99.1
Operating Profit and Margins - as adjusted are as follows:

	Three Months Ended		Fiscal Year Ended
	October 2, 2021	October 3, 2020	October 2, 2021	October 3, 2020
Aircraft Controls operating profit - as reported	$26,193	$3,430	$96,678	$34,670
Inventory write-down	—	3,913	—	22,448
Long-lived asset impairment	—	(268)	—	31,262
Restructuring	—	444	—	3,340
Aircraft Controls operating profit - as adjusted	$26,193	$7,519	$96,678	$91,720
	8.8%	2.7%	8.3%	7.6%

Space and Defense Controls operating profit - as reported	$17,296	$29,443	$88,333	$101,667
Long-lived asset impairment	—	—	—	341
Restructuring	—	—	—	185
Space and Defense Controls operating profit - as adjusted	$17,296	$29,443	$88,333	$102,193
	8.6%	14.2%	11.1%	13.3%

Industrial Systems operating profit - as reported	$19,233	$10,548	$85,948	$80,025
Inventory write-down	—	—	—	260
Long-lived asset impairment	—	6,236	—	6,236
Restructuring	—	4,950	—	7,175
Industrial Systems operating profit - as adjusted	$19,233	$21,734	$85,948	$93,696
	8.5%	9.7%	9.6%	10.3%

Total operating profit - as adjusted	$62,722	$58,696	$270,959	$287,609
	8.7%	8.3%	9.5%	10.0%

Exhibit 99.1

Moog Inc.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	October 2, 2021	October 3, 2020
ASSETS
Current assets
Cash and cash equivalents	$99,599	$84,583
Restricted cash	1,315	489
Receivables, net	945,929	855,535
Inventories, net	613,095	623,043
Prepaid expenses and other current assets	58,842	49,837
Total current assets	1,718,780	1,613,487
Property, plant and equipment, net	645,778	600,498
Operating lease right-of-use assets	60,355	68,393
Goodwill	851,605	821,856
Intangible assets, net	106,095	85,046
Deferred income taxes	17,769	18,924
Other assets	32,787	17,627
Total assets	$3,433,169	$3,225,831
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current installments of long-term debt	$80,365	$350
Accounts payable	200,602	176,868
Accrued compensation	112,703	109,510
Contract advances	263,686	203,338
Accrued liabilities and other	212,005	220,488
Total current liabilities	869,361	710,554
Long-term debt, excluding current installments	823,355	929,982
Long-term pension and retirement obligations	162,728	183,366
Deferred income taxes	64,642	40,474
Other long-term liabilities	112,939	118,372
Total liabilities	2,033,025	1,982,748
Shareholders’ equity
Common stock - Class A	43,803	43,799
Common stock - Class B	7,477	7,481
Additional paid-in capital	509,622	472,645
Retained earnings	2,237,848	2,112,734
Treasury shares	(1,007,506)	(990,783)
Stock Employee Compensation Trust	(79,776)	(64,242)
Supplemental Retirement Plan Trust	(63,764)	(53,098)
Accumulated other comprehensive loss	(247,560)	(285,453)
Total shareholders’ equity	1,400,144	1,243,083
Total liabilities and shareholders’ equity	$3,433,169	$3,225,831

Exhibit 99.1

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(dollars in thousands)

	Fiscal Year Ended
	October 2, 2021	October 3, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$157,220	$9,205
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	76,671	74,243
Amortization	13,488	12,729
Deferred income taxes	8,162	(40,845)
Equity-based compensation expense	7,461	5,661
Impairment of long-lived assets and inventory write-down	1,500	60,547
Pension settlement	—	121,324
Other	745	9,636
Changes in assets and liabilities providing (using) cash:
Receivables	(73,459)	111,525
Inventories	19,576	(99,015)
Accounts payable	20,520	(84,065)
Contract advances	59,298	65,680
Accrued expenses	2,290	(3,516)
Accrued income taxes	4,653	(17,964)
Net pension and post retirement liabilities	12,503	33,305
Other assets and liabilities	(17,402)	20,727
Net cash provided by operating activities	293,226	279,177
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(77,600)	(54,265)
Purchase of property, plant and equipment	(128,734)	(88,284)
Other investing transactions	15,177	(3,644)
Net cash used by investing activities	(191,157)	(146,193)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from revolving lines of credit	799,950	1,151,550
Payments on revolving lines of credit	(838,936)	(1,187,159)
Proceeds from long-term debt	78,700	15,128
Payments on long-term debt	(68,080)	(74,470)
Proceeds from senior notes, net of issuance costs	—	491,769
Payments on senior notes	—	(300,000)
Payments on finance lease obligations	(2,156)	(1,167)
Payment of dividends	(32,106)	(25,210)
Proceeds from sale of treasury stock	10,866	7,014
Purchase of outstanding shares for treasury	(31,673)	(232,290)
Proceeds from sale of stock held by SECT	679	24,721
Purchase of stock held by SECT	(4,239)	(6,774)
Other financing transactions	—	(5,878)
Net cash used by financing activities	(86,995)	(142,766)
Effect of exchange rate changes on cash	768	2,306
Increase (decrease) in cash, cash equivalents and restricted cash	15,842	(7,476)
Cash, cash equivalents and restricted cash at beginning of period	85,072	92,548
Cash, cash equivalents and restricted cash at end of period	$100,914	$85,072